Shareholder Meeting Results____________________________________

A Special Meeting of Shareholders of Automated Government Cash Reserves (the "Fund") was held on August 11, 1999. On April 30, 1999, the record date for shareholders voting at the meeting, there were 773,256,178 total outstanding shares. The following items were considered by shareholders of the Fund and the results of their voting were as follows:

AGENDA ITEM 1:  To elect seven Trustees.

			      SHARES VOTED		SHARES WITHHELD
                                   FOR                     AUTHORITY

Thomas G. Bigley	      552,160,863                   1,674,122
Nicholas P. Constantakis      552,160,863		    1,674,122
John F. Cunningham            552,160,863	            1,674,122
J. Christopher Donahue	      552,160,863	            1,674,122
Charles F. Mansfield	      552,160,863                   1,674,122
John E. Murray, Jr.	      552,160,863                   1,674,122
John S. Walsh		      552,160,863                   1,674,122


AGENDA ITEM 2:  To ratify the selection of Ernst & Young LLP as the
                Fund's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

552,159,503               1,550,879		  	124,603


AGENDA ITEM 3: To approve a proposed Agreement and Plan of Reorganization between Federated Government Trust, on behalf of its portfolio, Automated Government Cash Reserves (the "Government Fund") and Money Market Obligations Trust, on behalf of its series, Automated Government Cash Reserves (the "New Government Fund"), whereby the New Government Fund would acquire all of the assets of the Government Fund in exchange for shares of the New Government Fund to be distributed PRO RATA by the Government Fund to its shareholders in complete liquidation and termination of the Government Fund (Government Fund ONLY).

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

550,443,049               1,585,031		        232,417


Shareholder Meeting Results

A Special Meeting of Shareholders of Automated Treasury Cash Reserves (the "Fund") was held on August 11, 1999. On April 30, 1999, the record date for shareholders voting at the meeting, there were 254,355,362 total outstanding shares. The following items were considered by shareholders of the Fund and the results of their voting were as follows:

AGENDA ITEM 1:  To elect seven Trustees.

				SHARES VOTED		SHARES WITHHELD
                                   FOR                     AUTHORITY

Thomas G. Bigley	      178,482,374                   192,567
Nicholas P. Constantakis      178,482,374		    192,567
John F. Cunningham            178,482,374	            192,567
J. Christopher Donahue	      178,482,374	            192,567
Charles F. Mansfield	      178,482,374                   192,567
John E. Murray, Jr.	      178,482,374                   192,567
John S. Walsh		      178,482,374                   192,567


AGENDA ITEM 2: To ratify the selection of Ernst & Young LLP as the Fund's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

178,410,046	             36		  		264,859


AGENDA ITEM 3: To approve a proposed Agreement and Plan of Reorganization between Federated Government Trust, on behalf of its portfolio, Automated Treasury Cash Reserves (the "Treasury Fund") and Money Market Obligations Trust, on behalf of its series, Automated Treasury Cash Reserves (the "New Treasury Fund"), whereby the New Treasury Fund would acquire all of the assets of the Treasury Fund in exchange for shares of the New Treasury Fund to be distributed PRO RATA by the Treasury Fund to its shareholders in complete liquidation and termination of the Treasury Fund (Treasury Fund
ONLY).

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

130,208,237	             36		               1,152,094



Shareholder Meeting Results

A Special Meeting of Shareholders of U.S. Treasury Cash Reserves (the "Fund") was held on August 11, 1999. On April 30, 1999, the record date for shareholders voting at the meeting, there were 2,570,031,295 total outstanding shares. The following items were considered by shareholders of the Fund and the results of their voting were as follows:

AGENDA ITEM 1:  To elect seven Trustees.

			      SHARES VOTED		SHARES WITHHELD
                                  FOR                     AUTHORITY

Thomas G. Bigley	      1,555,535,133                12,118,923
Nicholas P. Constantakis      1,555,535,133                12,118,923
John F. Cunningham            1,555,535,133                12,118,923
J. Christopher Donahue	      1,555,535,133                12,118,923
Charles F. Mansfield	      1,556,396,949                11,257,107
John E. Murray, Jr.	      1,556,396,949                11,257,107
John S. Walsh		      1,556,396,949                11,257,107



AGENDA ITEM 2: To ratify the selection of Ernst & Young LLP as the Fund's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

1,557,277,689	          1,455,156	               8,921,209


AGENDA ITEM 3: To approve a proposed Agreement and Plan of Reorganization between Federated Government Trust, on behalf of its portfolio, U.S. Treasury Cash Reserves (the "Treasury Cash Fund") and Money Market Obligations Trust, on behalf of its series, U.S. Treasury Cash Reserves (the "New Treasury Cash Fund"), whereby the New Treasury Cash Fund would acquire all of the assets of the Treasury Cash Fund in exchange for shares of the New Treasury Cash Fund to be distributed PRO RATA by the Treasury Cash Fund to its shareholders in complete liquidation and termination of the Treasury Cash Fund (Treasury Cash Fund ONLY).

SHARES VOTED		SHARES VOTED			SHARES
    FOR                    AGAINST                    ABSTAINING

1,546,997,685	          1,676,740		      18,050,204